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                                                                     Exhibit 4.8

                                    FORM OF

                            SUBSCRIPTION AGREEMENT


                                       , 1996


Asset Alliance Corporation
800 Third Avenue
16th Floor
New York, New York 10022

Gentlemen:

   The Undersigned hereby subscribes for and agrees to purchase the number of units (the "Units") set forth above the signature of the Undersigned at the end of this Agreement, at a price of $250,000 per Unit. Each Unit consists of (a) 87,500 shares of the Common Stock, par value $0.01 per share (the "Common Stock"), of Asset Alliance Corporation, a Delaware corporation (the "Company"), and (b) 17,500 Redeemable Common Stock Purchase Warrants, each to purchase one share of Common Stock (the "Warrants") . The Common Stock and Warrants being hereby subscribed for are hereinafter referred to collectively as the "Securities."

   The Company shall have the right to reject this subscription in its sole discretion, in whole or in part, and shall have the right to accept subscriptions in an order other than that in which they are received.


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   1. In order to induce the Company to accept this offer and to issue the
   Securities to the Undersigned, the Undersigned hereby represents and warrants to the Company that:

         (a) The Undersigned is able (i) to bear the economic risk of investment in the Securities, (ii) to afford a complete loss of such investment, and
      (iii) to hold the Securities indefinitely.

         (b) The Undersigned is acquiring the Securities for the Undersigned's sole account (or, where applicable, in a fiduciary capacity), as principal, for investment and without any intention of selling, pledging or otherwise transferring all or any of the Securities; the Undersigned has entered into no agreement or other arrangement with any person to sell, pledge or otherwise transfer any of the Securities; the Undersigned has no reason to anticipate any change in the Undersigned's circumstances, financial or otherwise, or any other particular occasion or event that would cause the Undersigned to sell, pledge or otherwise transfer, or necessitate or require the sale, pledge or other transfer of, any of the Securities; and no one other than the Undersigned has any beneficial interest in the Securities.

         (c) The Undersigned is an "Accredited Investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Act"), as evidenced, if the Undersigned is a natural person, by the Purchaser Questionnaire being submitted herewith. If the Undersigned is an entity, it is an Accredited Investor inasmuch as (i) it is an organization described in Section 501(c)(3) of the



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      Internal Revenue Code, or a corporation, or a Massachusetts or similar business trust, or a partnership, (ii) it was not formed for the specific purpose of acquiring the Securities, and (iii) it has total assets in excess of $5,000,000.

         (d) IF THE UNDERSIGNED IS A RESIDENT OF, OR HAS ITS PRINCIPAL OFFICE IN, THE STATE OF ILLINOIS, the total subscription price for the Securities does not exceed 20% of the Undersigned's net worth or, if the Undersigned is a natural person, 20% of the Undersigned's joint net worth with the Undersigned's spouse.

         (e) If the Undersigned is a corporation, partnership, trust or other entity, (i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all the requisite power and authority to enter into this Agreement and purchase the Units as provided herein, (ii) such purchase will not result in any violation of, or conflict with, any term of the charter or by-laws or similar documents of the Undersigned, or any instrument to which it is bound or any law or regulation applicable to it, (iii) such purchase has been duly authorized by all necessary action on behalf of the Undersigned, and (iv) this Agreement has been duly executed and delivered on behalf of the Undersigned and constitutes a legal, valid and binding agreement enforceable against the Undersigned in accordance with its terms.

   2. The Undersigned acknowledges that the Undersigned, alone or with its advisors, (a) has read, carefully considered and fully understood the Company's Confidential Private Placement Memorandum (the "Placement Memorandum"), relating to the offer of the Units, (b) has had satisfactory access to other information concerning the Company and an investment in the Units, and (c) has been afforded full and satisfactory opportunity to ask questions to representatives of the Company regarding the Company and an investment in the Units, and all such questions have been answered to the full satisfaction of the Undersigned.




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   3. The Undersigned acknowledges that it is not purchasing any Units as a result of any form of general or public solicitation or general advertising, including (a) publicly disseminated advertisements or sales literature, through the mails or otherwise, (b) any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or (c) any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

   4. The Undersigned acknowledges that (a) the Securities have not been and will not be registered under the Act or the securities laws of any state and are being offered and sold in reliance upon exemptions from registration provided by the Act and such laws and the rules and regulations thereunder,
    (b) the Securities may not be offered, sold, pledged or otherwise transferred except in compliance with the Act and such laws and the rules and regulations thereunder, (c) the Securities must be held indefinitely unless they are subsequently registered for resale or other transfer under the Act or unless an exemption from such registration is available, (d) except as provided in paragraph 5 hereof, the Company is under no obligation to register the Securities for such resale or transfer, and (e) the Company has not agreed or represented to the Undersigned that information with respect to the Company as described in Rule 144(c) under the Act will ever be made publicly available so as to permit the Undersigned to rely on Rule 144 for resales of the Securities.

   5. The Company agrees that if at any time after the consummation of its first Qualified Public Offering (as hereinafter defined) it shall determine to register any addi-


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    tional securities for its own account or for the account of any shareholder exercising registration rights, other than a registration relating solely to employee benefit plans on Form S-8 or any successor form, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Securities, the Company will:

         (i) Promptly give the Undersigned written notice thereof (which shall include the number of shares the Company proposes to register and, if known, the name of the proposed underwriter); and

         (ii) Within thirty (30) days after the date of delivery of the written notice from the Company described in clause (i) above, use all reasonable efforts to include in such registration all the Securities specified in a written request or requests made by the Undersigned. If the underwriter advises the Company that marketing considerations require a limitation on the number of shares offered pursuant to any registration statement, then the Company may offer all of the securities it proposes to register for its own account and for the accounts of the parties to the Shareholders Agreement described in the Placement Memorandum or the maximum amount that the underwriter considers saleable and such limitation on any remaining securities that may, in the opinion of the underwriter, be sold will be imposed pro rata among such other shareholders (including the Undersigned) who request inclusion of Securities in such registration according to the number of Securities each such shareholder requested to be included in such registration.



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         (iii) The Undersigned acknowledges and agrees that the Company shall select the underwriter for an offering made pursuant to this paragraph 5.

   The Undersigned acknowledges and agrees that the Company need not effect a registration under this paragraph 5 if (i) in the written opinion of counsel for the Company, the Undersigned may sell without registration under the Act all Securities for which the Undersigned requested registration under the provisions of the Act and in the manner and in the quantity in which the Securities were proposed to be sold, or (ii) the Company shall have obtained from the Securities and Exchange Commission a "no-action " letter to that effect. The Company agrees that all registration expenses incurred in connection with any registration, qualification or compliance pursuant to this paragraph 5 shall be paid by the Company, other than fees and expenses of the Undersigned's legal counsel and underwriting discounts or commissions with respect to the Undersigned's Securities.

   For purposes hereof, "Qualified Public Offering" shall mean the closing of an underwritten public offering by the Company pursuant to a registration statement filed and declared effective under the Act covering the offer and sale of Common Stock for the account of the Company.

      6. In no event will the Undersigned offer, sell, pledge or otherwise transfer any of the Securities unless (i) the Company shall have received from the Undersigned an opinion (in form satisfactory to the Company) of counsel satisfactory to the Company that registration under the Act, and under then applicable state law would not be required, or (ii) the Securities shall have been so registered and/or qualified and an appropriate prospectus, if required, shall then be in effect and current.

      7. The Undersigned consents to the placing of a "stop transfer" order against the Securities on the records of the Company.



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      8. The Undersigned understands and agrees that any certificates representing the Securities will bear a legend in substantially the following form:




            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE REGISTERED HOLDER OF THESE SECURITIES HAS AGREED THAT NO SALE, PLEDGE OR OTHER TRANSFER OF ANY OF SAID SECURITIES MAY BE MADE WITHOUT REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, UNLESS THE HOLDER SHALL DELIVER TO THE ISSUER AN OPINION (IN FORM SATISFACTORY TO THE ISSUER) OF COUNSEL SATISFACTORY TO THE ISSUER THAT NO SUCH REGISTRATION IS REQUIRED.

      9. The Undersigned understands that upon the acceptance by the Company of its subscription, the Undersigned must make payment for the Units in immediately available funds within three business days after the Company's acceptance hereof. SUCH PAYMENT, IN THE AMOUNT OF $250,000 PER UNIT, MADE PAYABLE TO THE ORDER OF ASSET ALLIANCE CORPORATION, MAY BE DELIVERED TO MR. ARNOLD L. MINTZ AT THE COMPANY'S ADDRESS GIVEN ABOVE, OR IT MAY BE WIRED TO THE COMPANY'S ACCOUNT AT CITIBANK, NYCABA# 021000089 FOR CREDIT TO ACCOUNT
    #        , ATTENTION: SUZANNE DENKER, TELEPHONE (212) 248-6800. If such payment is not made, the



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      Company may revoke its acceptance of this offer and sell any or all of the
      Securities for which the Undersigned has subscribed to other persons.

     10. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     11. This Agreement constitutes the entire agreement between the Company and the Undersigned with respect to the subject matter hereof, and may e amended only by a writing executed by the Company and the Undersigned.

     12. The Undersigned will complete any other documents, and provide such further information as is reasonably requested by the Company in its discretion, in order that the Company may evaluate the suitability of the Units as an investment for the Undersigned.




   IN WITNESS WHEREOF, the Undersigned has hereby executed this Agreement as of the date first set forth above.

   No. of Units Subscribed for __________________

   Purchase Price Payable
   With Subscription: $250,000 x ______________ = $________________



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                                  (No. of Units)

Manner in which Units are to be held (check one):

__________   Joint Tenancy with Right of Survivorship
__________   Tenancy-in-Common               __________  Trust
__________   Community Property              __________  Corporation
__________   Individual Ownership            __________  Other (please indicate)
__________   Partnership

IF THE SUBSCRIBER IS AN INDIVIDUAL, PLEASE SIGN BELOW:


________________________________________     ______________________________
Print Name of Subscriber                     Signature of Subscriber


   IF THE UNITS WILL BE HELD BY JOINT TENANTS OR TENANTS IN COMMON, OR AS COMMUNITY PROPERTY, PLEASE HAVE THE CO-SUBSCRIBER SIGN BELOW:


________________________________________      ________________________________
Print Name of Spouse or Other Subscriber      Signature of Spouse or Other Subscriber



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IF THE SUBSCRIBER IS A PARTNERSHIP, CORPORATION, TRUST OR OTHER ENTITY, PLEASE
SIGN BELOW:

_______________________________________
Print Name of Partnership, Corporation,
  Trust or Other Entity


By:____________________________________   ______________________________________
Print Name of Authorized Representative   Signature of Authorized Representative

                                          Print Title:__________________________


   The foregoing subscription is hereby accepted as of ____ day of _____________, 1996.


ASSET ALLIANCE CORPORATION


By:______________________________
   Arnold L. Mintz
   Executive Vice President



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                          ASSET ALLIANCE CORPORATION
                            Purchaser Questionnaire


      Units (the "Units"), each consisting of (a) 87,500 shares of the Common Stock, par value $0.01 per share, and (b) warrants to purchase 17,500 shares of such Common Stock, of Asset Alliance Corporation, a Delaware corporation (the "Company"), are being offered without registration under the Securities Act of 1933, as amended, in reliance on the private offering exemption provided in
Section 4(2) of the Act and Regulation D promulgated thereunder. The purpose of this Questionnaire is to assure the Company that you are eligible to purchase Units in this private offering.

      THE COMPANY WILL NOT SELL UNITS TO ANY INDIVIDUAL WHO HAS NOT FILLED OUT, AS THOROUGHLY AS POSSIBLE, THIS PURCHASER QUESTIONNAIRE. IF THE ANSWER TO ANY QUESTION IS "NO," "NONE," OR "NOT APPLICABLE," PLEASE SO STATE.

      Your answers will be kept strictly confidential at all times and will not be disclosed except to Company management and its counsel, to governmental, regulatory and similar authorities, if required, and to such other persons as the Company deems appropriate if called upon to establish the availability of an exemption of the Units from registration under the Securities Act or state law.

      If you intend to hold Units as a joint tenant or tenant in common, your prospective co-owner other than a spouse must also complete a copy of this Questionnaire.


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      General Information
                                                                            Name
                                                 Age ___  Social Security Number
                                                               Residence address
                                                      Residence Telephone Number
                                                                      Occupation




                                                                        Employer
                                                                Business Address
                                                       Business Telephone Number

      Accredited Investor Status.

                  2.1 Did your annual income(1), not including the income of your spouse, during each of the two most recent years (1995 and 1994) exceed $200,000, and do you reasonably expect your annual income during 1996 to exceed $200,000?

                                                  ___ Yes      ___ No


                  2.2 Did your joint annual income* with your spouse during each of the two most recent years (1995 and 1994) exceed $300,000, and do you reasonably expect your joint annual income during 1996 to exceed $300,000?



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                                                 ___  Yes       ___ No


                  2.3 Does your individual or joint (together with your spouse) net worth(2) exceed $1,000,000?

                                                  ____Yes      ____ No


Financial Sophistication. Please respond to the following questions, supplying as much detail as possible in order to make your answers complete:


__________________

1 For this purpose, your income is the amount of your adjusted gross income (as reported in your federal income tax return), increased by the following amounts:
(a) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income; (b) any deduction claimed for depletion; (c) the amount of any tax-exempt interest income received; (d) the amount of any losses claimed as a limited partner in a limited partnership; (e) vested contributions to a profit-sharing plan or pension plan; and (f) alimony paid. A person's income does not include unrealized capital appreciation.

2 For this purpose, net worth means the excess of total assets over total liabilities.







                  3.1 Do you consider yourself to have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of an investment in the Units?

                                             ___ Yes      ___  No


      If "Yes," please set forth below the principal bases for your answer (e.g., investment or business experience, profession, past review of other investments, etc.).


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                  3.2 Please list all of the educational institutions you have attended (including high schools, colleges, and specialized training schools), and indicate the dates attended and the degree(s) (if any) obtained from each.

            From        To          Institution             Degree
            ----        --          -----------             ------









                  3.3 Please list any professional licenses or registrations held by you, including bar admissions, accounting certificates, real estate brokerage licenses, investment adviser registrations and SEC or state broker-dealer registrations.










                  3.4 Indicate your principal business experience or other occupations during the last ten years. (Please list your present, or most recent, position first and the others in reverse chronological order.)

            From        To           Name of Employer         Position
            ----        --           ----------------         --------






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                  3.5 Describe in greater detail your present or most recent business or occupation, as listed in your answers to Question
                  3.4. Please indicate such information as the nature of your employment, the principal business of your employer, the principal activities under your management or supervision and the scope (e.g., dollar volume, industry rank, etc.) of such activities.


                  3.6 Describe any significant business you engage in or intend to engage in other than as specified above.


                  3.7 Indicate by check mark which of the following categories best describes the extent of your prior experience in the areas of investment listed below.:
                                        Substantial
                                        experience          Little or no
                                        or knowledge        experience
                                        ------------        ----------
Marketable securities
                                        ------------        ----------
Government securities
                                        ------------        ----------
Municipal (tax-exempt) securities
                                        ------------        ----------
Foreign securities
                                        ------------        ----------
Foreign currencies
                                        ------------        ----------
Stock options
                                        ------------        ----------
Commodities
                                        ------------        ----------
Securities for which no market exists
                                        ------------        ----------
Limited partnerships
                                        ------------        ----------
Venture capital funds
                                        ------------        ----------
Real estate programs
                                        ------------        ----------
Tax deferred investments
                                        ------------        ----------




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                  3.8  For those investments as to which you indicated
                  "substantial experience or knowledge" above, please answer the following additional questions by checking the appropriate answer:


                              3.8.1 Do you make your own investment decisions
                     with respect to such investments?

                     ______  Always       ______  Sometimes
                     ______  Usually      ______  Rarely

                              3.8.2 What are your principal sources of
                     investment knowledge or advice? (You may check more than one.)

                     ______  First hand experience with industry
                     ______  Financial publication(s)
                     ______  Trade or industry publication(s)
                     ______  Banker(s)
                     ______  Broker(s)
                     ______  Investment adviser(s)
                     ______  Attorney(s)
                     ______  Accountant(s)

                              3.8.3 How many years of experience do you have
                     with each of the following types of investments?

                     Marketable Securities:Number of years ___

                     Securities for which
                     no market exists:    Number of years ___

                     Limited partnerships:Number of years ___

                     Venture capital funds:Number of years ___



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                  3.9 Indicate by check mark whether you maintain any of the following types of accounts over which you, rather than a third-party, exercise investment discretion, and the length of time you have maintained each type of account.

                 Securities
                 (cash)       __ Yes __ No            Number of years ___

                 Securities
                 (margin)     __ Yes __ No            Number of years ___

                 Commodities  __ Yes __ No            Number of years ___

                  3.10 Have you ever previously purchased securities which were sold in reliance upon the private offering exemption provided in Section 4(2) of the Securities Act?

                                                      ___ Yes  ___ No

                  3.11 In connection with your evaluation of the merits and risks of a prospective investment in the Units, will you be relying in part on the advice of a purchaser representative or representatives?

                                                      ___ Yes  ___ No

                  If "Yes," give the name and address of such purchaser representative or representatives.


                  3.12 Please provide in the space below any additional information which would indicate that you have sufficient knowledge and experience in financial and business matters so that you are capable of evaluating the merits and risks of investing in securities of an enterprise such as the Company.



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The undersigned understands that the Company will be relying on the accuracy and completeness of the undersigned's response to the foregoing questions and the undersigned represents and warrants to the Company as follows:

      (i) The answers to the above questions are complete and correct and may be relied upon by the Company in determining whether the offering and sale of the Units to the undersigned is exempt from registration under the Securities Act of 1933, pursuant to Regulation D, or otherwise. If, prior to the closing of the sale of Units to the undersigned, there should be any change in the information stated herein, or any of such information should become incorrect or incomplete, the undersigned agrees promptly to supply corrective information to the Company.

      (ii) The undersigned has read and is familiar with the Confidential Private Placement Memorandum of the Company relating to the offer and sale of the Units, and understands that the undersigned is invited to ask questions of, and receive answers from, authorized officers and other representatives of the Company concerning the Company or the proposed investment in the Units by the undersigned, and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable expense, necessary to verify the accuracy of the information concerning the Company which is in the Confidential Private Placement Memorandum.


    In witness whereof, I have executed this Questionnaire this ____ day of _______, 1996.




Signature:______________________________________

Print name:____________________________________




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